                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (hereinafter referred to as this
"Agreement") is entered into as of this 11th day of June 2003 by and between
INFORMATION Architects CORPORATION, a North Carolina Corporation (hereinafter referred to as "ARC ") and PERCEPTRE LLC., a New Mexico Limited Liability
Company (hereinafter referred to as "PERCEPTRE"), the following premises:

                                    Premises

         WHEREAS, ARC is a publicly held corporation organized under the laws of
North Carolina.

         WHEREAS, PERCEPTRE is a privately held limited liability company organized under the laws of New Mexico.

         WHEREAS, Management of the constituent companies have determined that it is in the best interest of the parties that ARC acquire 100% of the assets of
PERCEPTRE in exchange for of the issuance of shares of ARC (the "Exchange") on the terms described herein; and

         WHEREAS, ARC and PERCEPTRE desire to set forth the terms of the Asset
Purchase, which is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as
amended.

                                    Agreement

         NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                    ARTICLE I
             REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PERCEPTRE

         As an inducement to, and to obtain the reliance of ARC, except as set forth on the PERCEPTRE Schedules (as hereinafter defined), PERCEPTRE represents and warrants as follows:

         Section 1.01  Organization.  PERCEPTRE is a limited liability company duly organized, validly existing, and in good standing under the laws of New
Mexico and has the power and is duly authorized, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign company in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the PERCEPTRE
Schedules are complete and correct copies of the articles of organization, and operating agreement of PERCEPTRE as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of PERCEPTRE'S articles of organization or operating agreement. PERCEPTRE has taken all actions required by law, its articles of organization, or otherwise to authorize the execution and delivery of this Agreement. PERCEPTRE has full power, authority, and legal right and has taken all action required by law, its articles of organization, and otherwise to consummate the transactions herein contemplated.

         Section 1.02  Capitalization. The authorized capitalization of
PERCEPTRE consists of 289,352 units, at par value $.0001, of which 289,352 units are currently, issued and outstanding. All issued and outstanding units are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 1.03  Subsidiaries. PERCEPTRE has no operating subsidiaries, nor owns, beneficially or of record, any shares of any other corporation, except as disclosed in Schedule 1.03. For purposes  hereinafter,  the term  "PERCEPTRE"
also includes those subsidiaries, if any, set forth on Schedule 1.03. none

         Section 1.04  Financial Statements.

                       (a)   Included in the PERCEPTRE Schedules are (i)the
                             unaudited balance sheets of PERCEPTRE as of
                             December 31, 2001 and 2000, and the related
                             statements of operations, members equity for the
                             fiscal year ended December 31, 2001 and 2000 and
                             (ii) the unaudited balance sheet of PERCEPTRE as of
                             November 30, 2002, and the related unaudited
                             statement of operations and cash flows for the nine
                             months ended November 30, 2002.

                       (b)   All such financial statements have been prepared in
                             accordance with tax accounting principles. The
                             PERCEPTRE balance sheets present a true and fair
                             view as of the dates of such balance sheets of the
                             financial condition of PERCEPTRE. PERCEPTRE did not
                             have, as of the dates of such balance sheets,
                             except as and to the extent reflected or reserved
                             against therein, any liabilities or obligations
                             (absolute or contingent) which should be reflected
                             in the balance sheets or the notes thereto,
                             prepared in accordance with tax accounting
                             principles, and all assets reflected therein are
                             properly reported and present fairly the value of
                             the assets of PERCEPTRE in accordance with tax
                             accounting principles.

                       (c)   PERCEPTRE has no liabilities with respect to the
                             payment of any federal, state, county, local or
                             other taxes (including any deficiencies, interest
                             or penalties), except for taxes accrued but not yet
                             due and payable.

                       (d)   PERCEPTRE has filed all state, federal or local
                             income and/or franchise tax returns required to be
                             filed by it from inception to the date hereof.
                             Each of such income tax returns reflects the taxes
                             due for the period covered thereby, except for
                             amounts which, in the aggregate, are immaterial.

                       (e)   The books and records, financial and otherwise, of
                             PERCEPTRE are in all material respects complete and
                             correct and have been maintained in accordance with
                             good business and accounting practices.

                       (f)   All of PERCEPTRE'S assets are reflected on its
                             financial statements, and, except as set forth in
                             the PERCEPTRE Schedules or the financial statements
                             of PERCEPTRE or the notes thereto, PERCEPTRE has no
                             material liabilities, direct or indirect, matured
                             or un-matured, contingent or otherwise.

         Section 1.05  Information. The information concerning PERCEPTRE set forth in this Agreement and in the PERCEPTRE Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, PERCEPTRE has fully disclosed in writing to ARC (through this
Agreement or the PERCEPTRE Schedules) all information relating to matters involving PERCEPTRE or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of PERCEPTRE or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on PERCEPTRE, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing
Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 1.06  Options or Warrants. There are no options or warrants, of any character relating to the authorized and unissued PERCEPTRE units.

         Section 1.07  Absence of Certain Changes or Events. Except as set forth in this Agreement or the PERCEPTRE Schedules, since May 31, 2003.

                       (a)   There has not been (i) any material adverse change
                             in the business, operations, properties, assets, or
                             condition of PERCEPTRE or (ii) any damage,
                             destruction, or loss to PERCEPTRE (whether or not
                             covered by insurance) materially and adversely
                             affecting the business, operations, properties,
                             assets, or condition of PERCEPTRE;

                       (b)   Except as disclosed to ARC, PERCEPTRE has not (i)
                             amended its articles of organization or operating
                             agreement; (ii) declared or made, or agreed to
                             declare or make, any payment of dividends or
                             distributions of any assets of any kind whatsoever
                             to members or purchased or redeemed, or agreed to
                             purchase or redeem, any of its units; (iii) waived
                             any rights of value which in the aggregate are
                             outside of the ordinary course of business or
                             material considering the business of PERCEPTRE;
                             (iv) made any material change in its method of
                             management, operation or accounting; (v) entered
                             into any other material transaction other than
                             sales in the ordinary course of its business; (vi)
                             made any accrual or arrangement for payment of
                             bonuses or special compensation of any kind or any
                             severance or termination pay to any present or
                             former officer or employee; (vii) increased the
                             rate of compensation payable or to become payable
                             by it to any of its officers or directors or any of
                             its salaried employees whose monthly compensation
                             exceeds $1,000; or (viii) made any increase in any
                             profit sharing, bonus, deferred compensation,
                             insurance, pension, retirement, or other employee
                             benefit plan, payment, or arrangement made to, for,
                             or with its officers, directors, or employees;

                       (c)   PERCEPTRE has not (i) borrowed or agreed to borrow
                             any funds or incurred, or become subject to, any
                             material obligation or liability (absolute or
                             contingent) except as disclosed herein and except
                             liabilities incurred in the ordinary course of
                             business; (ii) paid or agreed to pay any material
                             obligations or liability (absolute or contingent)
                             other than current liabilities reflected in or
                             shown on the most recent PERCEPTRE balance sheet,
                             and current liabilities incurred since that date in
                             the ordinary course of business and professional
                             and other fees and expenses in connection with the
                             preparation of this Agreement and the consummation
                             of the transactions contemplated hereby; (iii) sold
                             or transferred, or agreed to sell or transfer, any
                             of its assets, properties, or rights (except
                             assets, properties, or rights not used or useful in
                             its business which, in the aggregate have a value
                             of less than $10,000), or canceled, or agreed to
                             cancel, any debts or claims (except debts or claims
                             which in the aggregate are of a value of less than
                             $10,000); (iv) made or permitted any amendment or
                             termination of any contract, agreement, or license
                             to which it is a party if such amendment or
                             termination is material, considering the business
                             of PERCEPTRE; or (v) issued, delivered, or agreed
                             to issue or deliver any stock, bonds or other
                             corporate securities including debentures (whether
                             authorized and unissued or held as treasury stock);
                             and

                       (d)   to the actual knowledge of PERCEPTRE, PERCEPTRE has
                             not become subject to any law or regulati  which
                             materially and adversely affects, or in the future
                             May adversely affect the business, operations,
                             properties, assets, or Condition of PERCEPTRE.

         Section 1.08  Title and Related Matters. PERCEPTRE has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent PERCEPTRE balance sheet or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) [the "Assets"], all of which are set forth on Schedule 1.08, free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the PERCEPTRE Schedules.
Except as set forth in the PERCEPTRE Schedules, PERCEPTRE owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with PERCEPTRE business. Except as set forth in the PERCEPTRE Schedules, no third party has any right to, and PERCEPTRE has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of
PERCEPTRE or any material portion of its properties, assets, or rights.

         Section 1.09  Litigation and Proceedings. Except as set forth in the
PERCEPTRE Schedules, there are no actions, suits, proceedings, or investigations pending or, to the actual  knowledge  of  PERCEPTRE ,  threatened  by or against
PERCEPTRE or affecting PERCEPTRE or its properties,  at law or in equity, before any court or other governmental agency or instrumentality,  domestic or foreign, or before any  arbitrator of any kind.  PERCEPTRE does not have any knowledge of any  material  default  on  its  part  with  respect  to  any  judgment,  order, injunction,  decree,  award,  rule, or regulation of any court,  arbitrator,  or governmental  agency or  instrumentality  or of any circumstances  which,  after reasonable investigation, would result in the discovery of such a default.

         Section 1.10  Contracts.

                       (a)   Except as included or described in the PERCEPTRE
                             Schedules, there are no "material" contracts,
                             agreements, franchises, license agreements, debt
                             instruments or other commitments to which PERCEPTRE
                             is a party or by which it or any of its assets,
                             products, technology, or properties are bound other
                             than those incurred in the ordinary course of
                             business (as used in this Agreement, a "material"
                             contract, agreement, franchise, license agreement,
                             debt instrument or commitment is one which (i) will
                             remain in effect for more than twelve(12) months
                             after the date of this Agreement or (ii) involves
                             aggregate obligations of at least fifty thousand
                             dollars ($50,000));

                       (b)   All contracts, agreements, franchises, license
                             agreements, and other commitments to which
                             PERCEPTRE is a party or by which its properties are
                             bound and which are material to the operations of
                             PERCEPTRE taken as a whole are valid and
                             enforceable by PERCEPTRE in all respects, except as
                             limited by bankruptcy and insolvency laws and by
                             other laws affecting the rights of creditors
                             generally;

                       (c)   PERCEPTRE is not a party to or bound by, and the
                             properties of PERCEPTRE are not subject to any
                             contract, agreement, other commitment or
                             instrument; any charter or other corporate
                             restriction; or any judgment, order, writ,
                             injunction, decree, or award which materially and
                             adversely affects, the business operations,
                             properties, assets, or condition of PERCEPTRE; and

                       (d)   Except as included or described in the PERCEPTRE
                             Schedules or reflected in the most recent PERCEPTRE
                             balance sheet, PERCEPTRE is not a party to any oral
                             or written (i) contract for the employment of any
                             officer or employee which is not terminable on 30
                             days, or less notice; (ii) profit sharing, bonus,
                             deferred compensation, stock option, severance pay,
                             pension benefit or retirement plan, (iii)
                             agreement, contract, or indenture relating to the
                             borrowing of money, (iv) guaranty of any
                             obligation, other than one on which PERCEPTRE is a
                             primary obligor, for the borrowing of money or
                             otherwise, excluding endorsements made for
                             collection and other guaranties of obligations
                             which, in the aggregate do not exceed more than one
                             year or providing for payments in excess of $25,000
                             in the aggregate; (vi) collective bargaining
                             agreement; or (vii) agreement with any present or
                             former officer or director of PERCEPTRE.

         Section 1.11  Material Contract Defaults. PERCEPTRE is not in default in any material respect under the terms of any outstanding contract,  agreement, lease,  or other  commitment  which is  material  to the  business,  operations, properties, assets or condition of PERCEPTRE and there is no event of default in any  material  respect  under  any such  contract,  agreement,  lease,  or other commitment in respect of which PERCEPTRE has not taken adequate steps to prevent such a default from occurring.

         Section 1.12  No Conflict With Other Instruments. The execution of this
Agreement and the consummation of the transactions contemplated by this
Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which PERCEPTRE is a party or to which any of its properties or operations are subject.

         Section 1.13  Governmental Authorizations. Except as set forth in the
PERCEPTRE Schedules, PERCEPTRE has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by PERCEPTRE of this
Agreement and the consummation by PERCEPTRE of the transactions contemplated hereby.

         Section 1.14  Compliance With Laws and Regulations. Except as set forth in the PERCEPTRE Schedules, to the best of its knowledge PERCEPTRE has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of PERCEPTRE or except to the extent that noncompliance would not result in the occurrence of any material liability for PERCEPTRE.

         Section 1.15  Insurance. All of the properties of PERCEPTRE are not fully insured for their full replacement cost.

         Section 1.16  Approval of Agreement. The Management Committee of
PERCEPTRE has authorized the execution and delivery of this Agreement by
PERCEPTRE and has approved this Agreement and the transactions contemplated hereby. No further action by the members of PERCEPTRE is necessary to approve this Agreement and the transactions contemplated herein.

         Section 1.17  Material Transactions or Affiliations. Except as
disclosed in the PERCEPTRE Schedules or otherwise disclosed herein, no officer, director, or 5% member of PERCEPTRE has, or has had since inception of
PERCEPTRE, any known interest, direct or indirect, in any transaction with
PERCEPTRE which was material to the business of PERCEPTRE. There are no commitments by PERCEPTRE, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 1.18  Labor Relations. PERCEPTRE has not had work stoppage resulting from labor problems. To the knowledge of PERCEPTRE, no union or other collective bargaining organization is organizing or attempting to organize any employee of PERCEPTRE.

         Section 1.19  PERCEPTRE Schedules. PERCEPTRE will deliver to ARC within 45 days following Closing the following schedules, which are collectively referred to as the "PERCEPTRE Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of PERCEPTRE as complete, true, and correct as of the date of this Agreement in all material respects:

                       (a)   A schedule containing complete and correct copies
of the articles of organization, and operating agreement of PERCEPTRE in effect as of the date of this Agreement;

                                   ARTICLE II
                REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ARC

         As an inducement to, and to obtain the reliance of PERCEPTRE, except as set forth in the ARC Schedules (as hereinafter defined), ARC represents and warrants as follows:

         Section 2.01  Organization. ARC's a corporation duly organized, validly existing, and in good standing under the laws of North Carolina and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the ARC Schedules are complete and correct copies of the certificate of incorporation and bylaws of ARC as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of ARC's certificate of incorporation or bylaws. ARC as taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and ARC has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

         Section 2.02  Capitalization. ARC's authorized capitalization consists of 50,000,000 shares of common stock, $.001 par value and 1,000,000 shares of
Preferred Stock, $.001 par value (the "Original ARC Shares"). All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

         Section 2.03  Subsidiaries and Predecessor Corporations. ARC does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except as disclosed in its filings. For purposes hereinafter, the term "ARC " also includes those subsidiaries, if any, set forth on its filings.

         Section 2.04  Securities Filings; Financial Statements.

                       (a)   ARC is required to file forms or reports with the
                             Securities and Exchange Commission and is in
                             compliance with all such requirements (8K, 10K,
                             and 10Q available and are herein certified by the
                             officer signing this agreement as to be true and
                             accurate as to the filings.)

                       (b)   Included in the ARC Schedules are (i) the audited
                             balance sheets of ARC as of December 31, 2002 and
                             the related  audited  statements of operations,
                             stockholders' equity and cash flows for the fiscal
                             year ended December 31, 2002, plus the unaudited
                             statements dated March 31, 2003, with respect
                             thereto, all as set forth in the SEC Reports.

                       (c)   All such financial statements have been prepared in
                             accordance with generally accepted accounting
                             principles consistently applied throughout the
                             periods involved. The ARC balance sheets present
                             fairly as of their respective dates the financial
                             condition of ARC. As of the date of such balance
                             sheets, except as and to the extent reflected or
                             reserved against therein, ARC had no liabilities or
                             obligations (absolute or contingent) which should
                             be reflected in the balance sheets or the notes
                             thereto prepared in accordance with generally
                             accepted accounting principles, and all assets
                             reflected therein are properly reported and present
                             fairly the value of the assets of ARC, in
                             accordance with generally accepted accounting
                             principles. The statements of operations,
                             stockholders' equity and cash flows reflect fairly
                             the information required to be set forth therein by
                             generally accepted accounting principles.

                       (d)   ARC has no liabilities with respect to the payment
                             of any federal, state, county, local or other taxes
                             (including any deficiencies, interest or
                             penalties), except for those listed in the
                             accompanying financial statements.

                       (e)   The books and records, financial and otherwise, of
                             ARC are in all material aspects complete and
                             correct and have been maintained in accordance with
                             good business and accounting practices.

                       (f)   All of ARC 's assets are reflected on its financial
                             statements, and, except as set forth in the ARC SEC
                             filings.

         Section 2.05  Information. The information concerning ARC set forth in this Agreement and the ARC Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, ARC has fully disclosed in writing to PERCEPTRE (through this Agreement or the ARC
Schedules) all information relating to matters involving ARC or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $25,000 liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of ARC or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on ARC , its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

         Section 2.06  Options or Warrants. There are existing Employment and consulting options, and no warrants, calls, or commitments of any character relating to the authorized and unissued stock of ARC. See Schedule of Options to be sent to ARC within Forty-Five Days of closing.

         Section 2.07  Absence of Certain Changes or Events. Except as disclosed in it's filings, since the date of the most recent ARC balance sheet:

                       (a)   There has not been (i) any material adverse change
                             in the business, operations, properties, assets or
                             condition of ARC or (ii) any damage, destruction or
                             loss to ARC (whether or not covered by insurance)
                             materially and adversely affecting the business,
                             operations, properties, assets or condition of ARC
                             (other than those listed as part of the filings of
                             8K, 10K and 10Q).

                       (b)   ARC has not (i) amended its certificate of
                             incorporation or bylaws; (ii) declared or made, or
                             agreed to declare or make any payment of dividends
                             or distributions of any assets of any kind
                             whatsoever to stockholders or purchased or
                             redeemed, or agreed to purchase or redeem, any of
                             its capital stock; (iii) waived any rights of value
                             which in the aggregate are outside of the ordinary
                             course of business or material considering the
                             business of ARC ; (iv) made any material change in
                             its method of management, operation, or accounting;
                             (v) entered into any transactions or agreements
                             other than in the ordinary course of business.

                       (c)   ARC has not (i) granted or agreed to grant any
                             options, calling for the issuance thereof; (ii)
                             borrowed or agreed to borrow any funds or incurred,
                             or become subject to, any material obligation or
                             liability (absolute or contingent) except
                             liabilities incurred in the ordinary course of
                             business or as set forth in the current filings.

                       (d)   To the best knowledge of ARC, it has not become
                             subject to any law or regulation which materially
                             and adversely affects, or in the future, may
                             adversely affect, the business, operations,
                             properties, assets or condition of ARC.

         Section 2.08  Title and Related Matters. ARC has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent ARC balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the ARC Schedules. Except as set forth in the ARC Schedules, ARC owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with ARC 's business. Except as set forth in the ARC Schedules, no third party has any right to, and ARC has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, propriety techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of ARC or any material portion of its properties, assets, or rights.

         Section 2.09  Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of ARC after reasonable investigation, threatened by or against ARC or affecting ARC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 2.09. ARC has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

         Section 2.10  Contracts.

                       (a)   ARC is not a party to, and its assets, products,
                             technology and properties are not bound by, any
                             material contract, franchise, license agreement,
                             agreement, debt instrument or other commitments
                             whether such agreement is in writing or oral,
                             except as disclosed in its filings.

                       (b)   All contracts, agreements, franchises, license
                             agreements, and other commitments to which ARC is a
                             party or by which its properties are bound and
                             which are material to the operations of ARC taken
                             as a whole are valid and enforceable by ARC in all
                             respects, except as limited by bankruptcy and
                             insolvency laws and by other laws affecting the
                             rights of creditors generally;

                       (c)   ARC is not a party to or bound by, and the
                             properties of ARC are not subject to any contract,
                             agreement, other commitment or instrument; any
                             charter or other corporate restriction; or any
                             judgment, order, writ, injunction, decree, or award
                             which materially and adversely affects, the
                             business operations, properties, assets, or
                             condition of ARC.

         Section 2.11  Material Contract Defaults. ARC is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of ARC and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which ARC has not taken adequate steps to prevent such a default from occurring except as disclosed in the filings.

         Section 2.12  No Conflict With Other Instruments. The execution of this
Agreement and the consummation of the transactions contemplated by this
Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which ARC is a party or to which any of its assets or operations are subject.

         Section 2.13  Governmental Authorizations. ARC has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, of registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ARC of this Agreement and the consummation by ARC of the transactions contemplated hereby.

         Section 2.14  Compliance With Laws and Regulations. To the best of its knowledge, ARC has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of ARC or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

         Section 2.15  Insurance. All of the properties of ARC are not insured for their full replacement cost.

         Section 2.16  Approval of Agreemet. The board of directors of ARC has authorized the execution and delivery of this Agreement by ARC and has approved this Agreement and the transactions contemplated hereby and will recommend to its shareholders that they approve this Agreement and the transactions contemplated hereby, if such approval is deemed to be required by any governmental authority.

         Section 2.17  Continuity of Business Enterprises. ARC has no commitment or present intention to liquidate PERCEPTRE or sell or otherwise dispose of a material portion of PERCEPTRE business or assets following the consummation of the transactions contemplated hereby.

         Section 2.18  Material Transactions or Affiliations. Except as
disclosed herein and in the ARC Schedules, there exists no contract, agreement or arrangement between ARC and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer or director. ARC has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

         Section 2.19  Labor Relations. ARC has not had work stoppage resulting from labor problems. To the knowledge of ARC, no union or other collective bargaining organization is organizing or attempting to organize any employee of
ARC.

         Section 2.20  ARC Schedules. ARC has delivered to PERCEPTRE the following schedules (8K, 10Q and 10K) which are collectively referred to as the
" ARC Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of ARC to be complete, true, and accurate in all material respects as of the date of this
Agreement.

         Section 2.21  Bank Accounts; Power of Attorney. Set forth in Schedule
2.21 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by ARC within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of ARC, (b) all safe deposit boxes and other similar custodial arrangements maintained by ARC within the past twelve (12)
months, and (c) the names of all persons holding powers of attorney from ARC or who are otherwise authorized to act on behalf of ARC with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

         Section 2.22  Valid Obligation. This Agreement and all agreements and other documents executed by ARC in connection herewith constitute the valid and binding obligation of ARC , enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding there or may be brought.

                                   ARTICLE III
                                PLAN OF EXCHANGE

         Section 3.01  The Exchange. On the terms and subject to the conditions set forth in this  Agreement,  on the Closing Date (as defined in Section 3.03),
PERCEPTRE shall deliver the Assets.

         In exchange for the transfer of the Assets by PERCEPTRE, ARC shall issue to PERCEPTRE: 215,350 shares of Class B Common Stock with the rights and preferences set forth on Schedule 3.01 of ARC to be issued to PERCEPTRE.

         For purposes of this Agreement, all accounting terms such as "assets",
"tangible", "liabilities", "net income", etc. shall be determined by reference to U.S. generally accepted accounting principles, consistently applied, as interpreted or modified by Regulation S-X promulgated under the Securities
Exchange Act of 1934, and shall not include the cumulative effect of accounting changes resulting from the transactions contemplated hereby.

         Section 3.02  Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date and at such time as the parties may agree ("Closing Date") but not later than July 31, 2003, Such
Closing shall take place at a mutually agreeable time and place.

         Section 3.04  Closing Events. At the Closing, ARC and PERCEPTRE shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

                                   ARTICLE IV
                                SPECIAL COVENANTS

         Section 4.01  Access to Properties and Records. ARC and PERCEPTRE will each afford to the officers and authorized representatives of the other full access to the properties, books and records of ARC or PERCEPTRE, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of ARC or PERCEPTRE, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing
Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

         Section 4.02  Delivery of Books and Records. At the Closing, PERCEPTRE
shall deliver to ARC the originals of the company minute books, books of account, contracts, records, and all other books or documents of PERCEPTRE now in the possession of PERCEPTRE or its representatives.

         Section 4.03  Third Party Consents and Certificates. ARC and PERCEPTRE
agree to cooperate  with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

                                    ARTICLE V
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF ARC

         The obligations of ARC under this Agreement are subject to the satisfaction,  at or before the Closing Date, of the following conditions:

         Section 5.01  Accuracy of Representations and Performance of Covenants.
The representations and warranties made by PERCEPTRE in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing
Date (except for changes therein permitted by this Agreement). PERCEPTRE shall have performed or complied with all covenants and conditions required by this
Agreement to be performed or complied with by PERCEPTRE prior to or at the
Closing. ARC shall be furnished with a certificate, signed by a duly authorized executive officer of PERCEPTRE and dated the Closing Date, to the foregoing effect.

         Section 5.02  Officer's Certificate. ARC shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of
PERCEPTRE to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of PERCEPTRE threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the PERCEPTRE Schedules, by or against PERCEPTRE, which might result in any material adverse change in any of the assets, properties, business, or operations of PERCEPTRE.

         Section 5.03  No Material Adverse Change. Prior to the Closing Date,
there shall not have occurred any change in the financial condition, business, or operations of PERCEPTRE nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 1.19.

         Section 5.04  Good Standing. ARC shall have received a certificate of good standing from all necessary governmental authorities, dated as of a date within ten days of the Closing Date certifying that ARC is in good standing as a corporation.

         Section 5.05  Approval by PERCEPTRE. The Exchange shall have been approved by PERCEPTRE as required under the laws of New Mexico.

         Section 5.06  No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 5.07  Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued
operation of ARC and PERCEPTRE after the Closing Date on the basis as presently operated shall have been obtained.

         Section 5.08  Other Items.

                       (a)   ARC shall have received such further opinions,
                             documents, certificates or instruments relating to
                             the transactions contemplated hereby as ARC may
                             reasonably request.

                       (b)   ARC shall have received the executed BILL OF SALE
                             set forth in Schedule 5.08.

                                   ARTICLE VI
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PERCEPTRE

         The obligations of PERCEPTRE under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         Section 6.01  Accuracy of Representations and Performance of Covenants.
The representations and warranties made by ARC in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.
Additionally, ARC shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by ARC.
Prior to the Closing Date or at the Closing, PERCEPTRE shall have been furnished with certificates, signed by duly authorized executive offers of ARC and dated as of the Closing Date.

         Section 6.02  Officer's Certificate. PERCEPTRE shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of ARC, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of ARC threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the ARC Schedules, by or against ARC, which might result in any material adverse change in any of the assets, properties or operations of ARC.

         Section 6.03  No Material Adverse Change. Prior to the Closing Date,
there shall not have occurred any change in the financial condition, business or operations of ARC nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable using the criteria set forth in Section 2.20.

         Section 6.04  Good Standing. PERCEPTRE shall have received a certificate of good standing from all necessary governmental authorities or other appropriate office, dated as of a date within ten days of the Closing Date certifying that PERCEPTRE is in good standing as a limited liability company in the State of New Mexico and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

         Section 6.05  No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

         Section 6.06  Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued
operation of ARC and PERCEPTRE after the Closing Date on the basis as presently operated shall have been obtained.

         Section 6.07  Other Items. PERCEPTRE shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as PERCEPTRE may reasonably request.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7.01  Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United
States of America and, with respect to the matters of state law, with the laws of the State of North Carolinawithout giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United
States, (b) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         Section 7.02  Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

         If to ARC , to:                 Information Architects Corporation
                                         1541 N. Dale Mabry Highway, Suite 201
                                         Lutz, FL 33558

         If to PERCEPTRE, to:            Perceptre LLC
                                         Michael L. Weinstein, Manager
                                         1190 Laurel Loop NE
                                         Albuquerque, New Mexico 87122

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3)
days after mailing, if sent by registered or certified mail.

         Section 7.03  Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

         Section 7.04  Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this
Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

         Section 7.05  Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

         Section 7.06  Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

         Section 7.07  Third Party Beneficiaries. This contract is strictly between ARC and PERCEPTRE, and, except as specifically provided, no director, officer, stockholder, member (other than the PERCEPTRE Members), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

         Section 7.08  Expenses. Each of ARC and PERCEPTRE will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

         Section 7.11  Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

         Section 7.12  Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

         Section 7.13  Counterparts. This Agreement may be executed in multiple counterparts,  each of which shall be deemed an original and all of which taken together shall be but a single instrument.

         Section 7.14  Amendment or Waiver. Every right and remedy  provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this
Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this
Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         Section 7.15  Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this
Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

         Section 7.16  Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which will be deemed an original, but all together will constitute one and the same Agreement.

                                   SIGNATURES

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Information Architects Corporation

BY:_____________________________
Chief Executive Officer

Perceptre LLC.

BY:_____________________________
         Managing Partner

                                  SCHEDULE 1.08

       LIST OF PERCEPTRE ASSETS AND DISCLOSURE OF ANY RELATED LIABILITIES

                                   EXHIBIT "A"

         That certain computer software program and database commonly referred to as "perceptre" together with all appurtenant intellectual property rights thereto and all versions and enhancements of same and all future products developed or derived therefrom including, without limitation all trademark rights, tradename rights, discoveries, concepts and ideas (whether or not patentable or protectible by copyright), research and development, technical information, drawings and specifications, trade secrets, copyrights, patents, goodwill, contract rights, licensing rights, marketing rights and materials, distribution rights, associate network rights, source codes, object codes, flowcharts, algorithms, coding sheets, compilers, assemblers, design concepts, routines and subroutines, any and all backup data whether stored on tape, server, hard drive, zip drive, floppy disk, compact disk and/or any other type of backup system, and all appurtenant and related property and business rights thereto, which are owned, held or used by Perceptre LLC (the "Assets").

                                  SCHEDULE 3.01

                       INFORMATION ARCHITECTS CORPORATION
                   SERIES B PREFERRED STOCK, $0.001 PAR VALUE
       CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS, AND LIMITATIONS

                  Pursuant to Section 55-6-02 of the North Carolina Business
Corporation Act (the "NCBCA"), Information Architects Corporation, a North
Carolina corporation (the "Corporation"), hereby certifies that:

                  FIST: Pursuant to the authority of the Board of Directors of the Corporation pursuant to its Articles of Incorporation and Section 55-6-02 of
the NCBCA, the Board of Directors of the Corporation, by resolutions duly adopted effective as of April 11,2003 has (1) designated a series of Preferred
Stock, par value $.001 per share, of the Corporation to be "Series B Preferred
Stock" consisting of 215,350 shares of the authorized but unissued Preferred
Stock, (2) authorized the issuance of a maximum of 215,350 shares of Series B
Preferred Stock (the "Series B Preferred"), and (3) set the rights, preferences, limitations, and other terms and conditions of the Series B Preferred Stock.
Approval of the shareholders of the Corporation was not required.

                   SECOND: The Series B Preferred of the Corporation created by the resolutions duly adopted by the Board of Directors of the Corporation shall have the following designation, number of shares, preferences, rights, limitations, and other
terms and conditions:

         1.       Designation and Rank. A total of 215,350 shares of Preferred
Stock, $0.001 par value per share, shall be designated "Series B Preferred
Stock". The Series B Preferred shall rank (i) prior to the common stock, par value $.001 per share, and to all other classes and series of equity securities of the Corporation which by their terms do not rank senior to the Series B
Preferred ("Junior Stock") and (ii) junior to any class or series of equity securities which by its terms shall rank senior to the Series B Preferred, including the Series A Preferred Stock. The Series B Preferred shall be subordinate to and rank junior to all indebtedness of the Corporation now or hereafter outstanding.

         2.       Dividends. If the Board of Directors shall declare a cash
dividend payable upon the outstanding shares of common stock of the Corporation out of funds of the Corporation legally available therefor pursuant to the
NCBCA, the Board of Directors shall at the same time declare a dividend payable on each share of the Series B Preferred in the amount of the dividend payable on the number of shares of common stock into which each such share of Series B
Preferred could be converted pursuant to Section 5, such number to be determined one day before the record date for the determination of holders of common stock entitled to receive such dividends. Dividends on the Series B Preferred will be in preference to dividends paid on the common stock and any Junior Stock.

         So long as any shares of Series B Preferred are outstanding, the
Corporation shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Corporation shall have paid all accrued and unpaid dividends on the outstanding shares of Series B Preferred.

         3.       Liquidation Preference.

         a.       Preferential Amounts. In the event of any liquidation,
                  dissolution, or winding up of the Corporation (a "Liquidation
                  Event"), either voluntarily or involuntarily, the holders of the Series B Preferred shall be entitled to receive, prior and in preference to any payment or distribution to the holders of common stock or any other shares of capital stock ranking
                  junior as to liquidation, dissolution, or winding up to the
                  Series B Preferred, an amount equal to $0 per share plus the amount of any dividend declared but then unpaid with respect to the Series B Preferred, if any (the "Initial Payment").
                  After the Initial Payment and the payment of any other
                  distribution that may be required with respect to any other series of Preferred Stock that may from time to time come into existence, holders of Series B Preferred, holders of other series of Preferred Stock, and the holders of Common Stock shall participate ratably (assuming conversion of all
                  Preferred Stock into Common Stock).

         b.       Insufficient Assets.  If the assets of the Company are not sufficient to pay in full the Initial Payment plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series B Preferred and any series of preferred stock or any other class of stock on parity, as to rights on liquidation, dissolution, or winding up, with the Series B
                  Preferred, then all of such assets will be distributed among the holders of the Series B Preferred and the other classes of stock on parity with the Series B Preferred, if any, ratably in accordance with the respective amounts that would be
                  payable on such shares if all amounts payable thereon were paid in full.

         c.       Deemed Liquidation. For purposes of this Section 3, a
                  "Liquidation Event" includes (i) a sale of all or
                  substantially all of the assets of the Corporation or (ii) a merger, acquisition, or similar transaction that results in the Corporation's shareholders immediately prior to such
                  transaction holding less than 50% of the voting power of the surviving, continuing, or purchasing entity.

         d.       Non-cash Distribution. If any of the assets of the Corporation are to be distributed to shareholders other than in cash under this Section3 or for any purpose, the value of the assets to be distributed will be deemed its fair market value. Any
                  securities to be distributed to the shareholders shall be
                  valued as follows:

                  i.       If traded on a securities exchange, the value shall
                           be deemed to be the average of the closing prices of
                           the securities on such exchange over the thirty (30)
                           day period ending three (3) business days prior to
                           the closing of the transaction;

                  ii.      If actively traded over-the-counter, the value shall
                           be deemed to be the average of the closing bid prices
                           over the thirty (30) day period ending three (3)
                           business days prior to the closing of the
                           transaction; and

                  iii.     If there is no active public market, the value shall
                           be the fair market value thereof, as determined by
                           the Board of Directors of the Corporation.

         4.       Voting Rights. Except as set forth herein or as otherwise
required by law, the holder of each share of Series B Preferred shall have the right to 200 votes for each share of preferred stock on the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of capital stock of the Corporation having general voting power and not counted separately as a class, except as set forth in the Articles of
Incorporation. Except as otherwise required by law or as set forth in the
Articles of Incorporation, the holders of Series B Preferred shall not vote separately as a class. Holders of Series B Preferred shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation.

         5.       Conversion.  The holders of the Series B Preferred have
conversion rights as follows:

                       a.   Automatic Conversion. Subject to adjustment as set
                            forth in this Section 5, each share of Series B
                            Preferred shall be converted automatically into 100
                            shares of fully paid and nonassessable shares of
                            common stock (the "Conversion Rate") without any
                            further action by the holders of such shares

                       b.   Mechanics of Conversion. No fractional shares of
                            common stock shall be issued upon conversion of the
                            Series B Preferred. The Corporation shall round up
                            fractional shares to which the holder would
                            otherwise be entitled to the nearest whole number.

                       c.   Reservation of Stock Issuable upon Conversion. The
                            Corporation shall at all times use its best efforts
                            to reserve and keep available out of its authorized
                            and unissued shares of common stock, solely for the
                            purpose of effecting the conversion of the shares of
                            the Series B Preferred, such number of its shares of
                            common stock as shall from time to time be
                            sufficient to effect the conversion of all
                            outstanding shares of the Series B Preferred.

                       d.   Adjustments for Stock Dividends, Subdivisions,
                            Combinations, or Consolidations of Common Stock.  If
                            the outstanding shares of common stock shall be
                            subdivided (by stock dividends, splits, or
                            otherwise), into a greater number of shares of
                            preferred stock, the Conversion Rate then in effect
                            shall, concurrently with the effectiveness of such
                            subdivision, be proportionately increased. In the
                            event the outstanding shares of common stock shall
                            be combined or consolidated, by reclassification or
                            otherwise, into a lesser number of shares of common
                            stock, the Conversion Rate then in effect shall,
                            concurrently with the effectiveness of such
                            combination or consolidation, be proportionately
                            decreased.

                       e.   Adjustments for Other Distributions.  If the
                            Corporation at any time or from time to time makes,
                            or fixes a record date for the determination of
                            holders of common stock entitled to receive any
                            distribution payable in securities or assets of the
                            Corporation other than shares of common stock, in
                            each such event provision shall be made so that the
                            holders of Series B Preferred shall receive upon
                            conversion thereof, in addition to the number of
                            shares of common stock receivable thereupon, the
                            amount of securities or assets of the Corporation
                            which they would have received had their Series B
                            Preferred been converted into common stock on the
                            date of such event and had they thereafter, during
                            the period from the date of such event to and
                            including the date of conversion, retained such
                            securities or assets receivable by them as aforesaid
                            during such period, subject to all other adjustments
                            called for during such period under this Section 5
                            with respect to the rights of the holders of the
                            Series B Preferred.

                       f.   Adjustments for Reclassification, Exchange and
                            Substitution.  If the Common Stock issuable upon
                            conversion of the Series B Preferred shall be
                            changed into the same or a different number of
                            shares of any other class or classes of stock,
                            whether by capital reorganization, reclassification,
                            or otherwise (other than a subdivision or
                            combination of shares provided for above), then and
                            in each such event the holder of each share of
                            Series B Preferred shall have the right thereafter
                            to convert such share into the kind and amount of
                            shares of stock and other securities and property
                            receivable upon such reorganization or
                            reclassification or other change by holders of the
                            number of shares of common stock that would have
                            been subject to receipt by the holders upon
                            conversion of the Series B Preferred immediately
                            before that change, all subject to further
                            adjustment as provided herein.

                       g.   Certificate as to Adjustments. Upon the occurrence
                            of each adjustment or readjustment of the Conversion
                            Rate pursuant to this Section 5, the Corporation, at
                            its expense, shall promptly compute such adjustment
                            or readjustment in accordance with the terms hereof
                            and furnish to each holder of Series B Preferred a
                            certificate setting forth such adjustment or
                            readjustment and showing in detail the facts upon
                            which such adjustment or readjustment is based. The
                            Corporation shall, upon the written request at any
                            time of any holder of Series B Preferred, furnish or
                            cause to be furnished to such holder a like
                            certificate setting forth (i) such adjustments and
                            readjustments, (ii) the Conversion Rate at the time
                            in effect, and (iii) the number of shares of Common
                            Stock and the amount, if any, of other property
                            which at the time would be received upon the
                            conversion of Series B Preferred.

         THIRD: These Articles of Amendment were duly adopted by the Board of
Directors of the Corporation in the manner and by the vote required by the
NCBCA.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed as of _________________, 2003.

                                 INFORMATION ARCHITECTS CORPORATION

                                 By:
                                    Michael L. Weinstein, Chief Executive Officer

                                  Schedule 5.08
                                  BILL OF SALE

BILL OF SALE

         PERCEPTRE LLC, a New Mexico limited liability company ("Perceptre"), pursuant to that certain Asset Purchase Agreement dated June , 2003 (the
"Agreement"), by and between Perceptre and Information Architects Corporation, a
North Carolina corporation ("ARC") and in consideration of the Agreement has granted, bargained and sold and pursuant to the terms of the Agreement hereby does grant, bargain and sell to ARC, whose address is 1541 N. Dale Mabry
Highway, Suite 201, Lutz, Florida 33558, the property defined and referred to in the Agreement as the "Assets" and more fully set forth and described on Exhibit
"A" hereto.

         Perceptre, for itself, and its assigns, all and singular, hereby conveys the said assets unto ARC and its purchasers and assigns forever and shall warrant good and merchantable title thereto as against Perceptre and all and every person whomsoever claiming by and through Perceptre and shall and will warrant and forever defend against all such claims.

         IN WITNESS WHEREOF, Perceptre LLC has executed this Bill of Sale this
__  day of June, 2003.

                                          PERCEPTRE LLC
                                          a New Mexico limited liability company

                                          By
                                             Michael L. Weinstein, Manager

                                          ACKNOWLEDGMENT

STATE OF NEW MEXICO             )
                                )ss.
COUNTY OF BERNALILLO            )

         This instrument was acknowledged before me on June   , 2003 by Michael
L. Weinstein, Manager of Perceptre LLC, a New Mexico limited liability company.

                                                     NOTARY PUBLIC
My commission
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